EXHIBIT 1.2

                                   NOVA SCOTIA

                           CERTIFICATE OF REGISTRATION

                          CORPORATIONS REGISTRATION ACT


REGISTRY NUMBER
---------------

3062403

NAME OF CORPORATION

      YM BIOSCIENCES INC.

I HEREBY CERTIFY that the above-mentioned corporation is registered under the provisions of the Corporations Registration Act.


/s/ Karen Richard                                    December 11, 2001
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Deputy Registrar of Joint Stock  Companies           Date of Registration